Exhibit 99.1

Cross Country Healthcare Announces Fourth Quarter and Full Year 2018 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--February 27, 2019--Cross Country Healthcare, Inc. (the "Company") (NASDAQ: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2018.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2018	Variance Q4 2018 vs Q4 2017	Variance Q4 2018 vs Q3 2018	Full Year 2018	Variance 2018 vs 2017

Revenue	$200,907	(9)%	0%	$816,484	(6)%

Gross profit margin*	25.2%	(130) bps	(50) bps	25.7%	(70) bps

Net loss attributable to common shareholders	$(19,691)	(170)%	NM	$(16,951)	(145)%

Diluted EPS	$(0.55)	$(1.32)	$(0.54)	$(0.48)	$(1.49)

Adjusted EBITDA*	$6,153	(50)%	(24)%	$31,362	(28)%

Adjusted EPS*	$0.00	$(0.17)	$(0.02)	$0.12	$(0.49)

Cash flows from operations	$(760)	(105)%	(120)%	$20,997	(54)%

*Refer to accompanying tables and discussion of Non-GAAP financial measures below. NM - Not meaningful

"I am thrilled to be back with the company I co-founded to see it through the next phase in its evolution,” said Kevin C. Clark, President and Chief Executive Officer. “2018 was a challenging year on several fronts, with softer demand in the first half and unexpected higher costs, but I am looking to the future,” he added. “Our primary focus is to drive operational improvements to return the company to growth and improved profitability. Achieving this goal will require a laser focus on productivity and technology across our entire business.”

Fourth quarter consolidated revenue was $200.9 million, a decrease of 9% year-over-year and up slightly sequentially. Consolidated gross profit margin was 25.2%, down 130 basis points year-over-year and 50 basis points sequentially. Net loss attributable to common shareholders was $19.7 million compared to net income of $28.0 million in the prior year and a net loss of $0.4 million in the prior quarter. Diluted EPS was a loss of $0.55 per share compared to income of $0.77 per share in the prior year and a loss of $0.01 per share in the prior quarter. Adjusted EBITDA was $6.2 million or 3.1% of revenue, as compared with $12.3 million or 5.6% of revenue in the prior year, and $8.1 million or 4.0% of revenue in the prior quarter. Adjusted EPS was $0.00 in the current quarter as compared to income of $0.17 in the prior year and $0.02 in the prior quarter.

For the year ended December 31, 2018, consolidated revenue was $816.5 million, a decrease of 6% year-over-year, 9% on a pro forma basis. Consolidated gross profit margin was 25.7%, down 70 basis points year-over-year. Net loss attributable to common shareholders was $17.0 million, or a loss of $0.48 per diluted share, compared to net income of $37.5 million, or income of $1.01 per diluted share, in the prior year. Adjusted EBITDA was $31.4 million or 3.8% of revenue, as compared with $43.4 million or 5.0% of revenue in the prior year. Adjusted EPS was $0.12 compared to $0.61 in the prior year.

Fourth quarter and full year results for 2018 and 2017 were impacted by Physician Staffing pretax noncash impairment charges of $22.4 million and $14.4 million, as well as noncash income tax benefits of $6.0 million and $36.8 million, respectively. 2018 and 2017 included income tax benefits related to the impairment charges. 2017 also included the reversal of substantially all of the Company's valuation allowances on its deferred tax assets, as well as income tax expense attributable to the re-measurement of deferred tax assets under the 2017 Tax Cuts and Jobs Act.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $179.5 million, a 7% decrease year-over-year and an increase of 2% sequentially. Contribution income was $16.2 million, down from $19.2 million in the prior year, and down sequentially from $16.5 million in the prior quarter. Average field FTEs decreased to 7,056 from 7,521 in the prior year and increased from 6,953 in the prior quarter. Revenue per FTE per day was $277 compared to $280 in the prior year and $276 in the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $18.3 million, a decrease of 19% year-over-year and 14% sequentially. Contribution income was $0.6 million, down from $1.0 million in the prior year and $1.3 million in the prior quarter. Total days filled were 11,663 as compared with 14,852 in the prior year and 13,375 in the prior quarter. Revenue per day filled was $1,565 as compared with $1,519 in the prior year and $1,582 in the prior quarter.

Other Human Capital Management Services

Revenue from Other Human Capital Management Services was $3.1 million, a decrease of 7% year-over-year and 2% sequentially. Segment contribution loss was $0.1 million for the current quarter compared to a loss of $0.2 million in the prior year, and income of $0.1 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow used in operating activities for the current quarter was $0.8 million compared to cash provided of $16.8 million in the prior year. During the fourth quarter, the Company made principal payments of $7.4 million, including an optional prepayment of $5.0 million. Cash flow provided by operating activities for the full year was $21.0 million compared to $45.5 million in the prior year.

At December 31, 2018, the Company had $16.0 million in cash and cash equivalents and a principal balance of $83.9 million on its Term Loan. There were no amounts drawn on the Company's revolving credit facility and there were $20.6 million of letters of credit outstanding as of December 31, 2018.

Outlook for First Quarter 2019

The guidance below applies only to management’s expectations for the first quarter of 2019.

	Q1 2019 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$195 million - $200 million	(7)% - (5)%	(3)% - 0%

Gross Profit Margin	24.0% - 24.5%	(160) bps - (110) bps	(120) bps - (70) bps

Adjusted EBITDA	$3.0 million - $4.0 million	(64)% - (52)%	(51)% - (35)%

Adjusted EPS	$(0.04) - $(0.02)	$(0.10) - $(0.08)	$(0.04) - $(0.02)

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, any changes in debt structure, or any future share repurchases. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, February 27, 2019, at 5:00 P.M. Eastern Time to discuss its fourth quarter and full year 2018 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from February 27, 2019 through March 13, 2019 at the Company's website and a replay of the conference call will be available by telephone by calling 800-839-5574 from anywhere in the U.S. or 203-369-3669 from non-U.S. locations - Passcode: 2019.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 73 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Beginning with the third quarter of 2018, the Company modified its non-GAAP performance measures to exclude expenses related to the replacement of its legacy system supporting its travel nurse staffing business. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017

Revenue from services	$200,907	$219,674	$200,717	$816,484	$865,048
Operating expenses:
Direct operating expenses	150,348	161,371	149,155	606,921	636,462
Selling, general and administrative expenses	45,226	46,253	44,086	180,230	187,435
Bad debt expense	892	746	502	2,204	1,828
Depreciation and amortization	3,016	2,849	2,892	11,780	10,174
Acquisition-related contingent consideration (a)	2,108	98	16	2,557	44
Acquisition and integration costs (b)	230	22	70	491	1,975
Restructuring costs (c)	779	302	1,351	2,758	1,026
Impairment charges (d)	22,423	14,356	—	22,423	14,356
Total operating expenses	225,022	225,997	198,072	829,364	853,300
(Loss) income from operations	(24,115)	(6,323)	2,645	(12,880)	11,748
Other expenses (income):
Interest expense	1,429	1,239	1,512	5,654	4,214
Gain on derivative liability (e)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (f)	43	—	36	79	4,969
Other income, net	(49)	(39)	(170)	(418)	(155)
(Loss) income before income taxes	(25,538)	(7,523)	1,267	(18,195)	4,301
Income tax (benefit) expense (g)	(6,195)	(35,779)	1,385	(2,478)	(34,501)
Consolidated net (loss) income	(19,343)	28,256	(118)	(15,717)	38,802
Less: Net income attributable to noncontrolling interest in subsidiary	348	306	323	1,234	1,289
Net (loss) income attributable to common shareholders	$(19,691)	$27,950	$(441)	$(16,951)	$37,513

Net (loss) income per share attributable to common shareholders - Basic	$(0.55)	$0.78	$(0.01)	$(0.48)	$1.07

Net (loss) income per share attributable to common shareholders - Diluted	$(0.55)	$0.77	$(0.01)	$(0.48)	$1.01

Weighted average common shares outstanding:
Basic	35,582	35,760	35,594	35,657	35,018
Diluted (h)	35,582	36,129	35,594	35,657	36,166

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017
Adjusted EBITDA: (i)
Net (loss) income attributable to common shareholders	$(19,691)	$27,950	$(441)	$(16,951)	$37,513
Interest expense	1,429	1,239	1,512	5,654	4,214
Income tax (benefit) expense (g)	(6,195)	(35,779)	1,385	(2,478)	(34,501)
Depreciation and amortization	3,016	2,849	2,892	11,780	10,174
Acquisition-related contingent consideration (a)	2,108	98	16	2,557	44
Acquisition and integration costs (b)	230	22	70	491	1,975
Restructuring costs (c)	779	302	1,351	2,758	1,026
Impairment charges (d)	22,423	14,356	—	22,423	14,356
Gain on derivative liability (e)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (f)	43	—	36	79	4,969
Other income, net	(49)	(39)	(170)	(418)	(155)
Equity compensation	1,211	997	981	3,575	4,080
Applicant tracking system costs (j)	501	—	157	658	—
Net income attributable to noncontrolling interest in subsidiary	348	306	323	1,234	1,289
Adjusted EBITDA (i)	$6,153	$12,301	$8,112	$31,362	$43,403

Adjusted EPS: (k)
Numerator:
Consolidated net (loss) income attributable to common shareholders	$(19,691)	$27,950	$(441)	$(16,951)	$37,513
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	2,108	98	16	2,557	44
Acquisition and integration costs (b)	230	22	70	491	1,975
Restructuring costs (c)	779	302	1,351	2,758	1,026
Impairment charges (d)	22,423	14,356	—	22,423	14,356
Gain on derivative liability (e)	—	—	—	—	(1,581)
Loss on early extinguishment of debt (f)	43	—	36	79	4,969
Applicant tracking system costs (j)	501	—	157	658	—
Nonrecurring income tax adjustments	122	(34,476)	—	75	(34,476)
Tax impact of non-GAAP adjustments (l)	(6,668)	(2,211)	(652)	(7,787)	(2,211)
Adjusted net income attributable to common shareholders - non-GAAP	$(153)	$6,041	$537	$4,303	$21,615

Denominator:
Weighted average common shares - basic, GAAP	35,582	35,760	35,594	35,657	35,018
Dilutive impact of share-based payments (h)	—	369	131	186	425
Adjusted weighted average common shares - diluted, non-GAAP	35,582	36,129	35,725	35,843	35,443

Reconciliation: (k)
Diluted EPS, GAAP	$(0.55)	$0.77	$(0.01)	$(0.48)	$1.01
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	0.06	—	—	0.08	—
Acquisition and integration costs (b)	0.01	—	—	0.01	0.06
Restructuring costs (c)	0.02	0.01	0.04	0.08	0.03
Impairment charges (d)	0.63	0.40	—	0.63	0.40
Gain on derivative liability (e)	—	—	—	—	(0.05)
Loss on early extinguishment of debt (f)	—	—	—	—	0.14
Applicant tracking system costs (j)	0.01	—	0.01	0.02	—
Nonrecurring income tax adjustments	—	(0.95)	—	—	(0.97)
Tax impact of non-GAAP adjustments (l)	(0.18)	(0.06)	(0.02)	(0.22)	(0.06)
Adjustment for change in dilutive shares	—	—	—	—	0.05
Adjusted EPS, non-GAAP (k)	$—	$0.17	$0.02	$0.12	$0.61

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$16,019	$25,537
Accounts receivable, net	166,128	173,603
Prepaid expenses	6,208	5,287
Insurance recovery receivable	4,186	3,497
Other current assets	2,364	963
Total current assets	194,905	208,887
Property and equipment, net	13,628	14,086
Goodwill, net	101,060	117,589
Trade names, indefinite-lived	20,402	26,702
Other intangible assets, net	55,182	60,976
Non-current deferred tax assets	23,750	20,219
Other non-current assets	18,076	19,228
Total assets	$427,003	$467,687

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$43,744	$50,597
Accrued employee compensation and benefits	33,332	34,271
Current portion of long-term debt and capital lease obligations	5,235	6,875
Other current liabilities	3,075	2,845
Total current liabilities	85,386	94,588
Long-term debt and capital lease obligations	77,944	92,259
Long-term accrued claims	29,299	28,757
Contingent consideration	7,409	5,088
Other long-term liabilities	8,767	9,276
Total liabilities	208,805	229,968

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	303,048	305,362
Accumulated other comprehensive loss	(1,462)	(1,166)
Accumulated deficit	(84,062)	(67,111)
Total Cross Country Healthcare, Inc. stockholders' equity	217,528	237,089
Noncontrolling interest in subsidiary	670	630
Total stockholders' equity	218,198	237,719
Total liabilities and stockholders' equity	$427,003	$467,687

Cross Country Healthcare, Inc.
Segment Data (m)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over- Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2018	Total	2017	Total	2018	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$179,514	89%	$193,740	88%	$176,344	88%	(7.3)%	1.8%
Physician Staffing	18,253	9%	22,555	10%	21,158	10%	(19.1)%	(13.7)%
Other Human Capital Management Services	3,140	2%	3,379	2%	3,215	2%	(7.1)%	(2.3)%
	$200,907	100%	$219,674	100%	$200,717	100%	(8.5)%	0.1%

Contribution income: (n)
Nurse and Allied Staffing	$16,162		$19,188		$16,534		(15.8)%	(2.2)%
Physician Staffing	565		1,049		1,307		(46.1)%	(56.8)%
Other Human Capital Management Services	(96)		(157)		70		38.9%	(237.1)%
	16,631		20,080		17,911		(17.2)%	(7.1)%

Unallocated corporate overhead (o)	12,190		8,776		10,937		(38.9)%	(11.5)%
Depreciation and amortization	3,016		2,849		2,892		(5.9)%	(4.3)%
Acquisition-related contingent consideration (a)	2,108		98		16		NM	NM
Acquisition and integration costs (b)	230		22		70		(945.5)%	(228.6)%
Restructuring costs (c)	779		302		1,351		(157.9)%	42.3%
Impairment charges (d)	22,423		14,356		—		(56.2)%	(100.0)%
(Loss) income from operations	$(24,115)		$(6,323)		$2,645		(281.4)%	(1,011.7)%

	Year Ended						Year-over- Year
	December 31,	% of	December 31,	% of			% change
	2018	Total	2017	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$720,302	88%	$758,267	88%			(5.0)%
Physician Staffing	82,305	10%	93,610	11%			(12.1)%
Other Human Capital Management Services	13,877	2%	13,171	1%			5.4%
	$816,484	100%	$865,048	100%			(5.6)%

Contribution income: (n)
Nurse and Allied Staffing	$66,365		$73,614				(9.8)%
Physician Staffing	4,755		5,256				(9.5)%
Other Human Capital Management Services	598		(357)				267.5%
	71,718		78,513				(8.7)%

Unallocated corporate overhead (o)	44,589		39,190				(13.8)%
Depreciation and amortization	11,780		10,174				(15.8)%
Acquisition-related contingent consideration (a)	2,557		44				NM
Acquisition and integration costs (b)	491		1,975				75.1%
Restructuring costs (c)	2,758		1,026				(168.8)%
Impairment charges (d)	22,423		14,356				(56.2)%
(Loss) income from operations	$(12,880)		$11,748				(209.6)%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017

Net cash (used in) provided by operating activities	$(760)	$16,803	$3,818	$20,997	$45,508
Cash used in investing activities	(3,124)	(1,121)	(1,239)	(6,678)	(91,380)
Net cash (used in) provided by financing activities	(8,176)	(915)	(7,025)	(23,767)	50,756
Effect of exchange rate changes on cash	14	5	(48)	(70)	23
Change in cash and cash equivalents	(12,046)	14,772	(4,494)	(9,518)	4,907
Cash and cash equivalents at beginning of period	28,065	10,765	32,559	25,537	20,630
Cash and cash equivalents at end of period	$16,019	$25,537	$28,065	$16,019	$25,537

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2018	2017	2018	2018	2017

Consolidated gross profit margin (p)	25.2%	26.5%	25.7%	25.7%	26.4%

Nurse and Allied Staffing statistical data:
FTEs (q)	7,056	7,521	6,953	7,154	7,397
Average Nurse and Allied Staffing revenue per FTE per day (r)	$277	$280	$276	$276	$281

Physician Staffing statistical data:
Days filled (s)	11,663	14,852	13,375	53,039	60,161
Revenue per day filled (t)	$1,565	$1,519	$1,582	$1,552	$1,556

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities related to the Mediscan acquisition that closed on October 30, 2015 and the acquisition of USR in December 2016.
(b)	Acquisition and integration costs are related to the Advantage RN, LLC acquisition that closed effective July 1, 2017 and the American Personnel, Inc. acquisition that closed effective December 1, 2018.
(c)

Restructuring costs are comprised of severance and lease consolidation-related expenses incurred as part of separate and discrete cost savings initiatives, as well as other costs in the fourth quarter of 2018.

(d)	Impairment charges are noncash charges related to the goodwill and trade names of Physician Staffing.
(e)	Gain on derivative liability for the year ended December 31, 2017 represents the change in the fair value of embedded features of the Convertible Notes.
(f)	Loss on early extinguishment of debt is related to: (1) prepayments on the Company's term loans of $5.0 million each made in both the third and fourth quarters of 2018, and (2) the Company's settlement of its convertible notes on March 17, 2017.
(g)	Income tax benefit for the three months and year ended December 31, 2017 is primarily a result of a release of valuation allowances on the Company’s deferred tax assets totaling $42.5 million, offset by an $8.0 million reduction in the Company’s net deferred tax assets (relating to the impact from the Tax Cuts and Jobs Act).
(h)	Due to the net loss for the three months and year ended December 31, 2018 and the three months ended September 30, 2018, 148; 186; and 131 shares (in thousands) were excluded from diluted weighted average shares. When applying the if-converted method to its Convertible Notes, 724 shares (in thousands) were included in diluted weighted average shares for the year ended December 31, 2017.
(i)	Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax (benefit) expense, depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, gain on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, other income, net, equity compensation, applicant tracking system costs, legal settlement charges, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(j)	Applicant tracking system costs for the three months and year ended December 31, 2018 and the three months ended September 30, 2018, are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general, and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.
(k)	Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, gain on derivative liability, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, legal settlement charges, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.
(l)	Due to the Company previously maintaining a full valuation allowance, there was no tax impact on non-GAAP measures, with the exception of the impact of impairment charges on goodwill, in the three months and year ended December 31, 2017.
(m)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(n)	Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, impairment charges, applicant tracking system costs, and corporate expenses not specifically identified to a reporting segment. Contribution income is a financial measure used by management when assessing segment performance.
(o)	Unallocated corporate overhead includes corporate compensation and benefits, and general and administrative expenses including rent and utilities, computer supplies and expenses, insurance, professional expenses, corporate-wide projects (initiatives), and public company expense.
(p)	Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(q)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(r)	Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.
(s)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours. Prior periods have been recalculated to include the impact of the accrued revenue.
(t)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented. Prior periods have been recalculated to include the impact of the accrued revenue and days.

CONTACT:
Cross Country Healthcare, Inc.
William J. Burns, 561-237-2002
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com